UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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United Bancshares, Inc.

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UNITED BANCSHARES, INC.

100 South High Street

Columbus Grove, Ohio 45830

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 22, 2009

TO THE SHAREHOLDERS OF UNITED BANCSHARES, INC.:

You are cordially invited to attend the Annual Meeting of the Shareholders of United Bancshares, Inc. to be held on April 22, 2009 at 7:00 p.m. at The Union Bank Company, 100 South High Street, Columbus Grove, Ohio, for the purpose of considering and acting on the following:

1.

Election of directors to serve until the 2010 Annual Meeting;

2.

An amendment to the Articles of Incorporation of United Bancshares, Inc. to authorize 750,000 shares of Class A Preferred Stock of United Bancshares, Inc.; and

3.

Transacting such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 27, 2009 will be entitled to vote at the meeting.

March 20, 2009

By Order of the Board of Directors

Heather M. Oatman, Secretary

IMPORTANT

A proxy statement and proxy are submitted herewith.  As a shareholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend this annual meeting in person.  The proxy is revocable at any time prior to the exercise thereof by written notice to the Corporation, and shareholders who attend the annual meeting may withdraw their proxies and vote their shares personally if they so desire.

PROXY STATEMENT

UNITED BANCSHARES, INC.

100 South High Street

Columbus Grove, Ohio 45830

ANNUAL MEETING OF SHAREHOLDERS

April 22, 2009

INTRODUCTION

The enclosed proxy is solicited by the Board of Directors of United Bancshares, Inc. (also referred to in this Proxy Statement as “United Bancshares” or the “Corporation”), in connection with the Annual Meeting of Shareholders to be held at 7:00 p.m. on April 22, 2009 at The Union Bank Company, 100 South High Street, Columbus Grove, Ohio (the “Annual Meeting”), or at any adjournments thereof.

The Annual Meeting has been called for the following purposes: (i) to elect seven directors to serve on the Board of Directors until the 2010 Annual Meeting, (ii) to amend the Articles of Incorporation of the Corporation to authorize 750,000 shares of Class A Preferred Stock of the Corporation and (iii) to transact any other business that may properly come before the Annual Meeting or any adjournments thereof.

This Proxy Statement and the accompanying Notice of Annual Meeting are being mailed to Shareholders on or about March 20, 2009.

REVOCATION OF PROXIES AND DISCRETIONARY

AUTHORITY

Shares of United Bancshares common stock can be voted at the Annual Meeting only if the shareholder is represented by proxy or is present in person.  Shareholders who execute proxies retain the right to revoke them at any time.  Unless revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof.  Proxies may be revoked (i) by written notice to the Secretary of United Bancshares (addressed to: United Bancshares, Inc., 100 South High Street, Columbus Grove, Ohio 45830, Attention: Secretary) prior to the time the proxy is voted; or (ii) by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting; or (iii) in open meeting at any time before the proxy is voted.

Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein.  Where no instructions are indicated, properly executed proxies will be voted FOR the nominees for director set forth in this Proxy Statement and FOR the amendment to Article IV of the Amended and Restated Articles of Incorporation of the Corporation to authorize 750,000 preferred shares.  The proxy confers discretionary authority on the proxy holder to vote with respect to (i) the election of any person as a director where the nominee is unavailable or unable to serve, (ii) matters incident to the conduct of the Annual Meeting; (iii) an adjournment of the meeting; and (iv) any other business that may properly come before the Annual Meeting or any adjournments thereof.

PERSON MAKING THE SOLICITATION

The enclosed proxy is being solicited by United Bancshares and the cost of soliciting proxies will be borne by United Bancshares.  Proxies may be solicited by mail, personal telephone, electronic mail or facsimile by directors, officers and employees of United Bancshares who will receive no compensation in addition to their regular compensation.  United Bancshares may decide that it is appropriate to retain a proxy solicitation firm or agency to solicit proxies.  If a proxy solicitation firm or agency is retained, United Bancshares will bear the cost.

VOTING SECURITIES

Each of the shares of United Bancshares common stock outstanding on February 27, 2009, the record date of the Annual Meeting, is entitled to one vote on all matters coming before the meeting.  As of February 27, 2009, United Bancshares had 3,442,779 shares of Common Stock issued and outstanding.  Only shareholders of record on the books of the Corporation on February 27, 2009, will be entitled to vote at the meeting either in person or by proxy.  Pursuant to the Regulations of the Corporation, the shareholders present in person or by proxy at the Annual Meeting shall constitute a quorum.

If you are the beneficial owner of shares held in street name by a broker, bank or other nominee, your nominee is required to vote those shares in accordance with your instructions.  If the nominee does not receive instructions from the beneficial owner, the nominee will be entitled to vote the shares on certain routine items.  The nominee is not entitled to vote the shares (absent instructions from the beneficial owner) with respect to non-routine matters.  When the nominee does not receive instructions from a beneficial owner concerning a non-routine matter, over which the nominee has no voting discretion, a “broker non-vote” occurs.  Shares treated as broker non-votes are included for purposes of determining whether a quorum exists, however, such shares will not be counted as being in favor of or against any proposal placed before the shareholders at the Annual Meeting.

The following table sets forth, as of February 10, 2009, the ownership of common stock by management of United Bancshares, including (i) the common stock beneficially owned by each director, nominee for director and executive officer of United Bancshares and (ii) the common stock beneficially owned by all officers, directors and nominees for director as a group.  The number of shares listed for each person includes shares held in the name of spouses, minor children, certain relatives, trusts or estates whose share ownership under the beneficial ownership rules of the Securities and Exchange Commission is to be aggregated with that of the director or officer whose share ownership is shown.

Name	Position	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Outstanding(1)
Robert L. Benroth	Director	7,000	(2)	0.20%
Robert L. Dillhoff	Director	23,561	(3)	0.68%

Name	Position	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Outstanding(1)
James N. Reynolds	Director, Chairman	62,487	(4)	1.82%
H. Edward Rigel	Director	30,325	(5)	0.88%
David P. Roach	Director	10,630	(6)	0.31%
Daniel W. Schutt	Director, President and CEO	10,966	(7)	0.32%
Heather M. Oatman	Secretary	5,080	(8)	0.15%
R. Steven Unverferth	Director	2,082		0.06%
Brian D. Young	Chief Financial Officer, EVP and Treasurer	9,622	(9)	0.28%
All directors, nominees and officers as a group (9 persons)		161,753		4.70%

(1)

Reflects percentage ownership based on all issued and outstanding shares and the outstanding options of the respective individuals.

(2)

Includes 6,000 shares held jointly with Mr. Benroth’s brother.

(3)

Includes (a) 10,587 shares owned by Mr. Dillhoff jointly with his spouse; and (b) 4,068 shares owned by Mr. Dillhoff through his IRA.

(4)

Includes (a) 37,790 shares owned by Mr. Reynolds’ spouse; and (b) 1,727 shares allocated to Mr. Reynolds under the Corporation’s Employee Stock Ownership Plan.

(5)

Includes 15,135 shares held in a trust of which Mr. Rigel is a co-trustee.

(6)

Includes options to purchase 5,146 shares of common stock.

(7)

Includes 4,746 shares owned by Mr. Schutt through his IRA and 4,839 shares allocated to Mr. Schutt under the Corporation’s Employee Stock Ownership Plan.

(8)

Includes 4,801 shares allocated to Ms. Oatman under the Corporation’s Employee Stock Ownership Plan.

(9)

Includes (a) 4,427 shares allocated to Mr. Young under the Corporation’s Employee Stock Ownership Plan and (b) 1,045 shares owned by Mr. Young’s minor children.

PROPOSAL 1 - ELECTION OF DIRECTORS

The following table sets forth information concerning the nominees for directors of United Bancshares.  All of the nominees are currently directors of the Corporation.

Name	Age	Principal Occupation(1)	Positions Held with United Bancshares	Director of United Bancshares Since	Director of The Union Bank Company Since(2)
Robert L. Benroth	46	Putnam County Auditor(3)	Director	2003	2001

Name	Age	Principal Occupation(1)	Positions Held with United Bancshares	Director of United Bancshares Since	Director of The Union Bank Company Since(2)
Robert L. Dillhoff	62	Retired Administrator, Department of Transportation (6)	Director	2001	1991
James N. Reynolds	71	Retired banker; Chairman of United Bancshares	Director and Chairman	2000	1966
H. Edward Rigel	66	Farmer, Rigel Farms, Inc.	Director	2000	1979
David P. Roach	58	Vice-President and General Manager for First Family Broadcasting of Ohio (5)	Director	2001	1997
Daniel W. Schutt	61	President and Chief Executive Officer of United Bancshares(4)	Director, President and CEO	2005	2005
R. Steven Unverferth	56	President, Unverferth Manufacturing Corporation, Inc.	Director	2005	1993

(1)

Except as otherwise indicated in this Proxy Statement, each nominee has held the occupation identified for at least five years preceding the date of this Proxy Statement.

(2)

Indicates year first elected or appointed to the Board of The Union Bank Company, a subsidiary of United Bancshares, or either of its former affiliate banks, Bank of Leipsic or the Citizens Bank of Delphos.

(3)

Mr. Benroth previously served as the Putnam County Treasurer 1997-2007.

(4)

On January 24, 2005, Mr. Schutt was appointed President and Chief Executive Officer of United Bancshares and filled the vacancy on the Board created by the former President and CEO’s retirement.  Mr. Schutt has over 41 years of banking experience, including over 25 years of executive management experience.  He served as Executive Vice President of Farmers & Merchants State Bank in Archbold, Ohio from July 2004 to January 2005; Executive Vice President of The State Bank & Trust Co. in Defiance, Ohio from November 2002 to July 2004 and President of The Union Bank Company from June 1998 to November 2002.

(5)

Mr. Roach previously served as a Manager at Maverick Media Radio Stations of Ohio.

(6)

Prior to Mr. Dillhoff’s retirement in 2006, he served as a District Highway Management Administrator for the Ohio Department of Transportation.

The Board of Directors has set the size of the board at seven directors.  In the future, should the Board of Directors determine that additional new members would be beneficial to the Corporation, it will take action to increase the size of the board and work with the Nominating Committee to find suitable candidates for placement on the board.  The seven nominees for director of United Bancshares receiving the most votes will be elected as directors.

The Board of Directors recommends that shareholders vote FOR the election of the nominees. Shares as to which authority to vote is withheld, abstentions and broker non-votes that are present in person or by proxy will not be counted and will have no effect on the outcome of the election. The directors are elected by a plurality of the votes cast.  As such, the seven directors receiving the highest number of votes will be elected as directors.

It is intended that common shares represented by the accompanying form of proxy will be voted FOR the election of the nominees, unless contrary instructions are indicated as provided on the proxy card.  (If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card).  If one or more of the nominees should at the time of the Annual Meeting be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

PROPOSAL 2 - AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE A NEW CLASS OF PREFERRED STOCK

On February 17, 2009, the Corporation's Board of Directors approved an amendment to Article IV of the Amended and Restated Articles of Incorporation of the Corporation (the “Articles”), and approved its submission to the shareholders for their approval at the annual meeting.  The proposed amendment to the Articles authorizes the Board to issue up to 750,000 shares of a new class of preferred stock, with no par value (the “Preferred Stock”).  The full text of the proposed amendment to Article IV of the Articles is set forth in Appendix A to this Proxy Statement.

The Corporation currently has only one authorized class of capital stock, its Common Stock, which has no par value per share.  The Board believes that it is advisable to increase the Corporation's authorized capital to include a class of Preferred Stock in order to participate in the U.S. Department of the Treasury’s Troubled Asset Relief Program Capital Purchase Program, as discussed below, to increase the Corporation's flexibility to engage in other preferred stock financing that the Board believes is favorable to the Corporation, or to enter into arrangements that provide for the potential issuance of preferred stock in the future.

The new class of Preferred Stock, if approved, will be issuable in one or more series with such relative rights and preferences (including voting rights, if any) as are specified by the Board at the time of designation or issuance, without further action on the part of the Corporation's shareholders.  Section 1701.69 of the Ohio Revised Code permits the authorization of a class of preferred stock pursuant to which the Board can designate and issue shares in one or more series and can specify, subject to certain limitations, the relative rights and preferences of any series so designated.  Many publicly traded companies have such a class of authorized preferred stock.

Future issuances of shares of the Preferred Stock could have the effect of making it more difficult for a person to acquire control of the Corporation and remove management.

The affirmative vote of holders of a two-thirds majority of shares entitled to vote at the annual meeting is required to approve the proposed amendment to Article IV of the Articles.  If the amendment is not approved by the shareholders, the Articles, which do not contain a class of preferred stock, will continue in effect.  The proposed amendment, if adopted by the required two-thirds majority vote of the shareholders, will become effective on the date on which the Certificate of Amendment by Shareholders to the Amended and Restated Articles of Incorporation of the Corporation is filed with the Secretary of State of Ohio.  Proxies will be voted in favor of the following resolution unless otherwise instructed by the shareholders.  The Board of Directors recommends that shareholders vote FOR the adoption of the resolution.

The resolution states:

RESOLVED, that Article IV of the Amended and Restated Articles of Incorporation of United Bancshares, Inc. be amended by deleting the current Article IV and replacing it with the form of Article IV set forth in Appendix A to the Proxy Statement dated March 20, 2009.

Information Regarding the Proposed Amendment to Article IV

Why is the amendment to Article IV of the Articles necessary?

The proposed amendment to the Articles authorizes 750,000 shares of a new class of preferred stock, with no par value, pursuant to which the Board of Directors can designate and issue shares in one or more series and specify, subject to limitations, the relative rights and preferences of any series (the “Preferred Stock”).  The Corporation currently has only one authorized class of capital stock, its Common Stock, which has no par value per share.  The Board believes that it is advisable to increase the Corporation’s authorized capital to include a class of Preferred Stock in order to participate in the U.S. Department of the Treasury’s Troubled Asset Relief Program Capital Purchase Program, as discussed below, to increase the Corporation’s flexibility to engage in other preferred stock financing that the Board believes is favorable to the Corporation, or to enter into arrangements that provide for the potential issuance of preferred stock in the future.  Many publicly traded companies have such a class of authorized preferred stock.

One such opportunity involving the issuance of Preferred Stock is participation in the United States Department of the Treasury’s (“Treasury”) Troubled Asset Relief Program Capital Purchase Program (the “CPP”).  The Corporation has received preliminary approval to participate in the CPP and, if all necessary shareholder and regulatory approvals for such participation are obtained and a transaction under the program is consummated between the Corporation and Treasury, the Corporation may receive up to $13,000,000 from Treasury in exchange for approximately 13,000 shares of Preferred Stock and a warrant to purchase shares of Common Stock of the Corporation.  For more information on the TARP Capital Purchase Program, see the discussion below.

What will the consequences be if the proposed amendment to Article IV of the Articles is not adopted?

If the proposed amendment to Article IV of the Articles to authorize 750,000 preferred shares is not adopted, the Corporation will continue to have only one class of capital securities, its Common Stock, and will neither be able to take advantage of the flexibility provided by engaging in preferred stock financing nor participate in Treasury’s TARP Capital Purchase Program. While United Bancshares’ capital position is already sound and above the minimums required to be considered well-capitalized under applicable regulatory guidelines, the Board of Directors believes that it is advisable to take advantage such flexibility in general and specifically the Capital Purchase Program to raise additional capital to ensure that, during these uncertain economic times, the Corporation is well-positioned to support its existing operations as well as anticipated future growth.

What is the TARP Capital Purchase Program?

The TARP Capital Purchase Program is a program developed by Treasury under authority granted to it by Congress in the Emergency Economic Stabilization Act of 2008.  Under the TARP Capital Purchase Program, Treasury is infusing capital into qualifying financial institutions by purchasing equity securities, including senior preferred shares and warrants to purchase common shares, from such financial institutions that meet the CPP’s eligibility requirements and that have elected to participate in the CPP by November 14, 2008.

How much money will United Bancshares be getting?

If the shareholders approve the proposed amendment to Article IV and a transaction under the CPP between the Corporation and Treasury is consummated, United Bancshares will receive approximately $13,000,000 in exchange for the issuance to Treasury of approximately 13,000 shares of Preferred Stock and a warrant to purchase Common Stock of the Corporation.

What is the process for getting the TARP money?

The Corporation received preliminary approval from Treasury to participate in the CPP on February 5, 2009.  Following preliminary approval, the Corporation and Treasury began negotiating terms of a letter agreement that will govern the transaction under the program.  However, before executing the letter agreement with Treasury, the Corporation must have the ability to issue the preferred shares required for participation in the program.  Thus, in order for the Corporation to participate in the program, its shareholders must first approve the proposed amendment to Article IV of the Articles authorizing the preferred shares.  Following shareholder approval, if obtained, the Corporation and Treasury will finalize and execute the letter agreement and related documents necessary to consummate the transaction.  Shortly thereafter, the Board of Directors will file an additional amendment to the Corporation’s Articles to designate the terms of the preferred shares that will be issued to Treasury.  The Corporation will then issue the shares of Preferred Stock and the warrant to purchase shares of Common Stock to Treasury in exchange for approximately $13,000,000.

What does United Bancshares plan to do with the TARP money?

Substantially all of the proceeds from the CPP agreement with Treasury likely would be used to infuse additional capital into United Bancshares to support its continued growth in earning assets and deposits. Portions of the net proceeds also might be used by the Corporation for other general corporate purposes.  It is not possible at this time to determine the types or amounts of investments the Corporation would make if this proposed amendment to Article IV is adopted by the shareholders and the transaction under the CPP is consummated between the Corporation and Treasury.

What does United Bancshares give up for the TARP money?

If the proposed amendment is adopted by the shareholders and the CPP agreement is consummated, the Corporation will issue approximately 13,000 shares of Preferred Stock in the Corporation and a warrant to purchase Common Stock of the Corporation to Treasury in exchange for $13,000,000 in TARP funds.  The Preferred Stock issued under the Capital Purchase Program will pay cumulative dividends at an annual rate of 5.0% until the fifth anniversary of the initial investment and an annual dividend rate of 9.0% thereafter. Dividends paid to Treasury will reduce the earnings available to common shareholders and will not be deductible for tax purposes.

Did the Board consider not taking TARP money?

The Board considered not taking TARP money, but the Board has determined that United Bancshares’ participation in the TARP Capital Purchase Program is important to provide the Corporation with flexibility to engage in preferred stock financing and to enter into arrangements that provide for the potential issuance of preferred stock in the future.  The Capital Purchase Program enables United Bancshares to raise capital and improve the Corporation’s ability to support its existing operations and anticipated future growth.

Is participation in the Capital Purchase Program dilutive to the common shareholders?

The Capital Purchase Program requires that Treasury receive warrants for shares of Common Stock equal to 15% of the capital invested by Treasury.  These warrants will be immediately exercisable and have a term of ten years.  If the warrants are exercised, common shareholder ownership will be diluted upon such exercise.

Terms of the Preferred Stock

The full text of the proposed amendment is attached to this Proxy Statement as Appendix A. If the amendment is approved, the Board would be authorized to issue Preferred Stock with all designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions upon the Preferred Stock, as may be provided in the resolution or resolutions adopted by the Board. The authority of the Board would include, but is not limited to, the determination or fixing of the following with respect to shares of any class or series of Preferred Stock:

(i) the number of shares constituting that series and the distinct designation of that series;

(ii) the dividend rate, if any, on such shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends or other distributions on shares of that series;

(iii) whether that series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for the adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) whether the shares of that series shall be redeemable or exchangeable, and, if so, the terms and conditions of such redemption or exchange, including the date or dates upon or after which they shall be redeemable or exchangeable, and the amount per share payable in case of redemption or exchange, which amount may vary under different conditions and at different redemption or exchange rates;

(vi) whether that series shall have a sinking fund for redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(viii) any other relative rights, preferences and limitations of that series.

The actual effect of the issuance of any shares of the Preferred Stock upon the rights of holders of common stock cannot be stated until the Board determines the specific rights of any shares of preferred stock issued.  However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, reducing the market price of the common stock or impairing the liquidation rights of the common stock without further action by the shareholders.  Holders of United Bancshares, Inc. common shares will not have preemptive rights with respect to the Preferred Stock.

Reasons for the Proposed Amendment

As stated above, the reason for the proposed amendment is to participate in the U.S. Department of the Treasury’s Troubled Asset Relief Program Capital Purchase Program, to increase the Corporation's flexibility to engage in other preferred stock financing that the Board believes is favorable to the Corporation, or to enter into arrangements that provide for the potential issuance of preferred stock in the future.

One such opportunity is participation in Treasury’s TARP Capital Purchase Program.  Under the CPP, Treasury is infusing capital into qualifying financial institutions by purchasing equity securities, including senior preferred shares (the “Senior Preferred Shares”), from such financial institutions that meet the CPP’s eligibility requirements and that have elected to participate in the CPP by November 14, 2008.  On November 12, 2008, the Corporation filed an application to participate in the CPP and, on February 5, 2009, Treasury notified the Corporation that the Corporation had received preliminary approval to participate in the CPP.  If the Corporation and Treasury ultimately consummate a transaction under the CPP, the Corporation will sell and issue to Treasury approximately $13,000,000 of Senior Preferred Shares and a warrant to purchase common shares of the Corporation as discussed below.

At this point, although Treasury has notified the Corporation that it received preliminary approval, there is no binding agreement or commitment with respect to the issuance of Senior Preferred Shares to Treasury.  The Corporation and Treasury must still negotiate the final terms and conditions of the Corporation’s participation in the CPP and the Corporation’s shareholders must authorize the Corporation to issue the preferred stock required to be issued to Treasury under the program, which means that closing of the transaction is not guaranteed. Although the Corporation has no reason to believe that that transaction will not be consummated, no assurances can be given: (1) that it will be able to participate in the CPP; (2) as to the approximate number of shares of Senior Preferred Shares that may be issued to Treasury under the CPP; or (3) as to the approximate amount of consideration that the Corporation will receive from Treasury for any such shares.

A summary of the expected terms of the securities that the Treasury would purchase from United Bancshares if the CPP agreement is executed and consummated is set forth in Appendix B attached hereto.

Currently, United Bancshares is not authorized to issue preferred stock. If the proposed amendment is adopted by the shareholders, shares of Preferred Stock will be available for issuance in connection with the CPP. No further vote of the shareholders will be required, unless required under Ohio law. The Board of Directors believes that it is advisable to increase the Corporation’s authorized capital to include the Preferred Stock in order take advantage of the flexibility afforded by preferred shares generally and, in particular, the CPP and to help ensure that its wholly owned bank subsidiary, the Union Bank Company (the “Bank”), remains well capitalized.

As an eligible institution under the CPP, United Bancshares may sell an amount of Senior Preferred Shares to the Treasury equal to not less than 1% nor more than 3% of the Bank’s risk-weighted assets.  The Senior Preferred Shares will: (1) be issued with a liquidation preference of $1,000 per share; (2) qualify as Tier 1 capital; and (3) rank senior to the Corporation’s Common Stock.

Under the standard terms of the CPP, the Senior Preferred Shares, if so issued, would: (1) pay a quarterly cumulative dividend at a rate of 5 percent per annum for the first five years that the Senior Preferred Shares are outstanding and 9 percent per annum thereafter; (2) be non-voting, other than class voting rights on certain matters that could adversely affect the Senior Preferred Shares; and (3) be callable by the Corporation at par after three years.  Prior to the end of three years after the date of issuance, the Senior Preferred Shares may be redeemed at par with the proceeds from a qualifying equity offering of any Tier 1 perpetual preferred or common shares.  Treasury may also transfer the Senior Preferred Shares to a third party at any time subject the securities laws of the United States.

In conjunction with the purchase of Senior Preferred Shares, the Corporation will issue and sell to Treasury warrants to purchase Common Stock with an aggregate market price equal to 15% of its investment in the Senior Preferred Shares. The initial exercise price on the warrants, and the market price for determining the number of shares of Common Stock subject to the warrants, will be the market price of the Corporation’s common shares at the time of issuance, calculated on a 20-trading-day trailing average.  The warrants will have a term of 10 years and such additional terms and features as set forth on Appendix B.  Treasury will agree not to exercise voting power with respect to any shares of Common Stock that it acquires upon exercise of the warrants. The Corporation may be required to take the steps necessary to register with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, the Senior Preferred Shares, the related warrants and underlying Common Stock purchasable upon exercise issued to Treasury under the CPP.

To participate in the CPP, the Corporation is required to meet certain standards, including, but not limited to: ensuring that incentive compensation for senior executive officers does not encourage unnecessary and excessive risks that threaten the value of the company; requiring a clawback of any bonus or incentive compensation paid to a senior executive based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate; prohibiting certain severance payments to senior executive officers generally referenced as “golden parachute” payments above specified limits set forth in the U.S. Internal Revenue Code; and agreeing not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive officer.

The Board of Directors believes that it is in the best interests of the Corporation and its shareholders to take advantage of this opportunity to obtain additional low cost capital through the CPP.  Without the proposed amendment, the Corporation will not be eligible to participate in the CPP since it will not be authorized to issue the preferred shares required under the program.  With the proposed amendment, the Corporation may continue its discussions with Treasury concerning its participation in the CPP which will provide it with an additional resource for obtaining capital.   The Board currently anticipates that it will issue up to 13,000 shares of Preferred Stock for $13,000,000 (approximately 2.9% of the Bank’s risk adjusted assets) under the CPP with the terms, rights and preferences set forth on Appendix B and will issue a number of warrants exercisable for shares of the Corporation’s common shares having an aggregate market price equal to 15% of the amount of Senior Preferred Shares issued.

More details regarding TARP and the CPP can also be found at the Treasury’s website: http://www.ustreas.gov at Emergency Economic Stabilization Act - Capital Purchase Program.

Effect of the Proposed Amendment

Based on the standard CPP term sheet provided by Treasury, a copy of which is attached as Appendix B hereto, the following are the general effects on holders of Common Stock of participating financial institutions from the issuance of Senior Preferred Shares to the Treasury under the CPP:

•

Restrictions on Dividends. For as long as any Senior Preferred Shares are outstanding, no dividends may be declared or paid on junior preferred shares, preferred shares ranking pari passu with the Senior Preferred Shares, or Common Stock, unless all accrued and unpaid dividends for all past dividend periods on the Senior Preferred Shares are fully paid.  In addition, the consent of Treasury will be required for any increase in the per share dividends on Common Stock until the third anniversary of the date of the Senior Preferred Shares investment unless prior to such third anniversary, the Senior Preferred Shares are redeemed in whole or Treasury has transferred all of the Senior Preferred Shares to third parties.

•

Repurchases.   Treasury’s consent shall be required for any share repurchases (other than (i) repurchases of the Senior Preferred Shares and (ii) repurchases of junior preferred shares or Common Stock in connection with any benefit plan in the ordinary course of business consistent with past practice) until the third anniversary of the date of Treasury’s investment unless prior to such third anniversary, the Senior Preferred Shares are redeemed in whole or Treasury has transferred all of the Senior Preferred Shares to third parties.

•

Voting rights.  The Senior Preferred Shares shall be non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Senior Preferred Shares, (ii) any amendment to the rights of Senior Preferred Shares, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Senior Preferred Shares. If dividends on the Senior Preferred Shares are not paid in full for six dividend periods, whether or not consecutive, the holders of the Senior Preferred Shares will have the right to elect two directors to the Corporation’s Board of Directors. The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

If the CPP agreement with Treasury is consummated, and the Corporation has no reason to believe that it will not be consummated if the shareholders approve the proposed amendment to Article IV, the Corporation will also be required to issue to Treasury warrants to purchase Common Stock equal to 15% of Treasury’s investment in the Senior Preferred Shares, or $1.95 million. Based on the 20-day average trading price of the Corporation’s common shares on February 25, 2009 of $9.17 per share, the Corporation would be required to issue Treasury a warrant to purchase approximately 212,650 United Bancshares Common Stock at $9.17 per share. If all warrants were exercised, it would amount to approximately 5.82% of the Corporation’s currently issued and outstanding shares as of the voting record date, which would dilute the relative equity interests of the current holders of the Common Stock. However, these figures are only estimates; the actual number of shares for the warrant and the exercise price will be determined just prior to the closing of the CPP agreement.

If shareholders approve the proposed amendment and the CPP agreement is consummated, the Board of Directors would approve and file a further amendment to the Articles (which it could do without further shareholder approval) that would designate that series of Preferred Stock and the number, terms, relative rights, preferences and limitations of shares as required by the CPP.

Substantially all of the proceeds of any such sale of Senior Preferred Shares likely would be used to infuse additional capital into United Bancshares to support its continued growth in earning assets and deposits. Portions of the net proceeds also might be used by the Corporation for other general corporate purposes.  It is not possible at this time to determine the types or amounts of investments the Corporation would make if this proposed amendment to Article IV is adopted by the shareholders and the transaction under the CPP is consummated between the Corporation and Treasury.

Since the Senior Preferred Shares will be non-voting in accordance with the CPP, the issuance of such Senior Preferred Shares should not dilute the relative voting power of the current holders of Common Stock, except for certain class of voting rights and the issuance of the warrants as described above. Current shareholders would not have preemptive rights to acquire any additional shares of capital stock issued by United Bancshares and would have no right to purchase a proportionate share, or any portion, of any shares of Preferred Stock issued.

The affirmative vote of two thirds of the Corporation’s issued and outstanding common shares is required to approve the proposed amendment. If the proposed amendment is not approved, the Corporation will not be eligible or have the option to participate in the Program since it will not be authorized to issue the preferred shares required under the program.

Pro Forma Financial Information

The following unaudited pro forma financial information of United Bancshares for the fiscal year ended December 31, 2008 show the effects of $13.0 million of Senior Preferred Shares issued to the Treasury pursuant to the terms of the CPP. The unaudited pro forma financial data presented below may change materially based on the actual proceeds received under the CPP, the timing and utilization of the proceeds as well as certain other factors including the strike price of the warrants, any subsequent changes in United Bancshares' common stock price, and the discount rate used to determine the fair value of the preferred stock. Accordingly, we can provide no assurance that the pro forma scenarios included in the following unaudited pro forma financial data will ever be achieved. We have included the following unaudited pro forma consolidated financial data solely for the purpose of providing shareholders with information that may be useful for purposes of considering and evaluating the proposals to amend our Articles of Incorporation.

Unaudited Financial Data

(dollars in thousands, except share data)

	Historical	Pro Forma (2)
	December 31, 2008	December 31, 2008
Balance Sheet Data:
ASSETS
Cash and cash equivalents (1)	$25,622	$38,622
Securities, available-for-sale and Federal Home Loan Bank Stock	141,392	141,392
Loans, including available-for-sale (less allowance for loan losses)	415,187	415,187
Other assets	33,863	33,863
Total assets	$616,064	$629,064
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits	$464,792	$464,792
Other borrowings Junior subordinated deferrable interest debentures	86,252 10,300	86,252 10,300
Other liabilities	36,092	36,092
Total liabilities	565,404	565,404

Shareholders' equity
Preferred stock (1)	0	13,000
Discount on preferred (3) Common stock	0 3,760	(750) 3,760

Warrants	0	750
Surplus Retained earnings	14,660 37,528	14,660 37,528
Accumulated comprehensive income	(412)	(412)
Treasury Stock, at cost	(4,876)	(4,876)
Total shareholders' equity	50,660	63,660
Total liabilities and shareholders' equity	$616,064	$629,064
Common Shares outstanding	3,441,663	3,441,663

(1)	The pro forma financial information reflects the issuance of $13,000,000 of United Bancshares, Inc. Senior Preferred Shares invested initially in federal funds sold.
(2)	The balance sheet data gives effect to the equity proceeds as of the balance sheet date.
(3)	The carrying values of the preferred stock and warrants are based on their estimated relative fair values at issue date.

	Historical Twelve months ended December 31, 2008	Pro Forma (1) Twelve months ended December 31, 2008

Income Statement Data:
Total interest income (2)	$35,208	$35,228
Total interest expense	15,795	87,942
Net interest income	19,413	19,433
Provision for loan losses	2,195	2,195
Net interest income after
provision for loan losses	17,218	17,238
Total noninterest income	2,674	2,674
Total noninterest expenses	14,462	14,462
Income before income taxes	5,430	5,450
Income tax expense	1,011	1,018
Net income	$4,419	$4,432
Effective dividend on preferred stock (4)		800
Net income available to common shareholders		$3,632

Selected Financial Ratios:
Earnings per share:
Basic	$1.28	$1.05
Diluted	$1.28	$1.05
Average basic shares outstanding	3,447,536	3,447,536
Average diluted shares outstanding (3)	3,448,467	3,448,467

Return on average equity – annualized Net interest margin	8.87 3.64	% %	7.29 3.56	% %

(1)	The income statement data gives effect to the equity proceeds at the beginning of the period. period.
(2)

The funds received from the preferred stock issue are assumed to be initially invested in federal funds sold, earning at a rate of 0.15%. An incremental tax rate of 34% was assumed. Subsequent redeployment of the funds is anticipated but the timing of such redeployment is uncertain.

(3) (4)

The pro forma average diluted shares outstanding includes the estimated effect of the exercise of the warrant and are accounted for under the treasury stock method.

Dividends on preferred stock includes $650,000 of cash dividends and $150,000 relating to the amortization of the warrants.

(5)	The issuance costs expected to be incurred are immaterial therefore, no effect was given in the pro forma.

	As Reported	Proforma
	12/31/08	12/31/08
Total Capital (to Risk Weighted Assets)	12.6%	15.4%

Tier I Capital (to Risk Weighted Assets)	11.9%	14.7%

Tier 1 Capital (to Average Assets)	8.70%	10.9%

Anti-Takeover Effects

The purpose of the proposed amendment is to provide the Corporation the opportunity to participate in the CPP as well as to provide the Board of Directors with the flexibility afforded by the issuance of preferred shares, not to establish any barriers to a change of control or acquisition of United Bancshares. However, pursuant to the terms of the CPP, if the Corporation issues shares of Preferred Stock to Treasury and we fail to pay the required dividends on the shares, Treasury would have the right to elect two directors to the Corporation’s Board of Directors. This right would continue until any suspended dividends are fully paid for four consecutive quarters. This could be interpreted as having a potential anti-takeover effect. The proposed amendment is not being recommended in response to any specific effort of which the Corporation is aware to obtain control of United Bancshares, nor does the Board of Directors have any present intent to use the Preferred Stock to impede a takeover attempt.

Anti-Takeover Effects of Certain Provisions of Ohio Law

Certain Ohio laws make a change in control of United Bancshares more difficult, even if desired by the holders of the majority of the Common Stock.  Provided below is a summary of the Ohio anti-takeover statutes.

Ohio Control Share Acquisition Statute.  The Ohio Revised Code provides in Section 1701.831 that specified notice and informational filings and special shareholder meetings and voting procedures must occur before consummation of a proposed “control share acquisition.”  A control share acquisition is defined as any acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

•

one-fifth or more, but less than one-third, of the voting power;

•

one-third or more, but less than a majority, of the voting power; or

•

a majority or more of the voting power.

Assuming compliance with the notice and information filing requirements, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both a majority of the voting power of the issuer represented at the meeting and a majority of the voting power remaining after excluding the combined voting power of the intended acquirer and the directors and officers of the issuer.  The control share acquisition statute does not apply to a corporation whose articles of incorporation or regulations so provide.  United Bancshares has not opted out of the application of the control share acquisition statute.

Ohio Merger Moratorium Statute.  Chapter 1704 of the Ohio Revised Code prohibits specified business combinations and transactions between an “issuing public corporation” and an “interested shareholder” for at least three years after the interested shareholder attains 10% ownership, unless the board of directors of the issuing public corporation approves the transaction before the interested shareholder attains 10% ownership.  An interested shareholder is a person who owns 10% or more of the shares of the corporation.  An issuing public corporation is defined as an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists.  Examples of transactions regulated by the merger moratorium provisions include mergers, consolidations, voluntary dissolutions, the disposition of assets and the transfer of shares.  After the three-year period, a moratorium transaction may take place provided that certain conditions are satisfied, including that:

•

the board of directors approves the transaction;

•

the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

•

the business combination results in shareholders, other than the interested shareholder, receiving a fair price plus interest for their shares, as determined in accordance with the statute.

Although the merger moratorium provisions may apply, a corporation may elect not to be covered by the merger moratorium provisions, or subsequently elect to be covered, with an appropriate amendment to its articles of incorporation.  United Bancshares has not opted out of the Ohio merger moratorium statute.

Preferred Stock Authorization

If the proposed amendment is adopted by the shareholders,  the Corporation’s Board of Directors, without shareholder approval, would have the authority under the Corporation’s Articles, as thereby amended, to issue Preferred Stock with rights superior to the rights of the holders of Common Stock. As a result, Preferred Stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of Common Stock and could be issued with terms calculated to delay or prevent a change of control of the Corporation or make removal of management more difficult.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies each of the current directors and executive officers of United Bancshares.

Name	Age	Principal Occupation(1)	Positions Held with United Bancshares	Director of United Bancshares Since	Director of The Union Bank Company Since (2)
Robert L. Benroth	46	Putnam County Auditor(3)	Director	2003	2001
Robert L. Dillhoff	62	Retired Administrator, Department of Transportation	Director	2001	1991
James N. Reynolds	71	Retired Banker; Chairman of United Bancshares	Director and Chairman	2000	1966
H. Edward Rigel	66	Farmer, Rigel Farms, Inc.	Director	2000	1979
David P. Roach	58	Vice-President and General Manager for First Family Broadcasting of Ohio(7)	Director	2001	1997
Daniel W. Schutt	61	President and Chief Executive Officer of United Bancshares(4)	Director, President and CEO	2005	2005
R. Steven Unverferth	56	President of Unverferth Manufacturing Corporation, Inc.	Director	2005	1993
Heather M. Oatman	36	Secretary of United Bancshares(5)	Secretary	N/A	N/A
Brian D. Young	42	Chief Financial Officer, United Bancshares(6)	Chief Financial Officer, Executive Vice President and Treasurer	N/A	2008

(1)

Except as otherwise indicated in this Proxy Statement, each director and officer has held the occupation identified for at least five years preceding the date of this Proxy Statement.

(2)

Indicates year first elected or appointed to the Board of The Union Bank Company, a subsidiary of United Bancshares, or either of its former affiliate banks, Bank of Leipsic or the Citizens Bank of Delphos.

(3)

Mr. Benroth previously served as the Putnam County Treasurer 1997-2007.

(4)

On January 24, 2005, Mr. Schutt was appointed President and Chief Executive Officer of United Bancshares and filled the vacancy on the Board created by the former President and CEO’s retirement.  Mr. Schutt has over 41 years of banking experience, including over 25 years of executive management experience.  He served as Executive Vice President of Farmers & Merchants State Bank in Archbold, Ohio from July 2004 to January 2005; Executive Vice President of The State Bank & Trust Co. in Defiance, Ohio from November 2002 to July 2004 and President of The Union Bank Company from June 1998 to November 2002.

(5)

Ms. Oatman has served as the Secretary of United Bancshares since April 2008.

(6)

Mr. Young has served as the Chief Financial Officer of United Bancshares since 2001, as the Treasurer since 2002, as Executive Vice President since December 2005 and elected to the Board of The Union Bank Company, a subsidiary of United Bancshares since December 2008.

(7)

Mr. Roach previously served as a Manager at Maverick Media Radio Stations of Ohio.

CERTAIN BENEFICIAL OWNERS

Under Rule 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security.  Such beneficial owner under this definition need not enjoy the economic benefit of such securities.  The shareholder identified in the following table is deemed to be beneficial owner of 5% or more of the common stock of United Bancshares as of December 31, 2008.  The Corporation is not aware of any other shareholder beneficially owning 5% or more of the Corporation’s common stock.

Title of Class	Name and Address of Beneficial Owner	Numbers of Shares Beneficially Owned	Percent of Class
Common	Joe S. Edwards, Jr. 2626 Shoreline Drive Lima, Ohio 45805	185,101	5.38

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the ordinary course of conducting its business, United Bancshares, for itself or through its banking subsidiary, may engage in transactions with the employees, directors and managers of United Bancshares and The Union Bank Company which may include, but not be limited to, loans.  With the exception of certain discounts available to employees which are administered in accordance with Ohio banking law, all banking transactions with directors, employees or managers of United Bancshares, or its subsidiary, are conducted on the same basis and terms as would be provided to any other bank customer.  In addition, each of these transactions was made on terms similar to those that could have been negotiated with an unaffiliated third party.

To the knowledge of United Bancshares, no director, officer or affiliate of the Corporation, owner of record or beneficially of more than 5% of the Corporation’s common stock, or any associate of any such director, officer, affiliate of the Corporation or security holder, is an adverse party to the Corporation or any of its subsidiaries or has a material interest that is adverse to the Corporation or any of its subsidiaries.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires United Bancshares’ officers and directors and persons who own more than 10% of a registered class of the Corporation’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% shareholders are required to furnish United Bancshares with copies of all Section 16(a) forms they file.  Based solely on the Corporation’s review of the Section 16(a) forms received by it and by statements of officers and directors concerning their compliance with the applicable filing requirements and with the exception of seven Form 5s for dividend reinvestment purchases by David P. Roach for the years 2001 - 2007 for a total of 27 shares, which were subsequently filed in February 2009, the officers, directors and greater than 10% beneficial owners of United Bancshares have complied with all applicable filing requirements.

CORPORATE GOVERNANCE

Board of Director and Shareholders Meetings

The Board of Directors met 13 times during the fiscal year ended December 31, 2008.  The directorate as a whole attended at least 97% of the total number of Board meetings and 4 of the directors attended 100% of the total number of meetings.  United Bancshares encourages its directors to attend its Annual Meetings of Shareholders, and all directors attended the 2008 Annual Meeting of Shareholders. Directors receive up to $10,000 annual compensation for their service on the Board of Directors of United Bancshares.  Additionally, the Chairman of the Board receives $5,000, the Chairman of the Audit Committee receives $2,500, the Chairman of the Nominating Committee receives $500 and the Chairman of the Compensation Committee receives $500 for their service in these positions.  Inside directors are not compensated for their services as directors beyond their salaries received from United Bancshares or its subsidiaries.  All of the directors of United Bancshares also serve as directors of United Bancshares’ depository subsidiary, The Union Bank Company.  Each of the outside directors may receive additional compensation for their services as a director of a subsidiary.

Board of Director Independence

Each year the Board of Directors reviews the relationships that each director has with the Corporation and with other parties.  Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable Financial Industry Regulatory Authority (FINRA) Rules and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be independent directors.  Such definition of independence is not available on the Corporation’s website; however, it is attached as Appendix A to the Corporation’s Definitive Proxy Statement pursuant to Section 14(a) filed on March 20, 2008, SEC file reference number 333-86453.  The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members.  These factors include its members’ current and historic relationships with the Corporation and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Corporation; and the relationships between the Corporation and other companies of which the Corporation’s board members are directors or executive officers.  After evaluating these factors, the Board of Directors has determined that all of the Directors, with the exception of Daniel W. Schutt, are independent directors of the Corporation within the meaning of applicable FINRA Rules.

Independent members of the Board of Directors of the Corporation meet in executive session without management present, and are scheduled to do so at least two times per year.  The Board of Directors has designated James N. Reynolds as the presiding director for these meetings.

Shareholder Communications

Our shareholders may communicate directly with the members of the Board of Directors or the individual chairman of standing committees of the Board of Directors by writing directly to those individuals at the following address: 100 South High Street, Columbus Grove, Ohio 45830.  The Corporation’s general policy is to forward, and not to intentionally screen, any mail received at the Corporation’s corporate office that is sent directly to an individual.

Code of Ethics

On February 17, 2004, the Board of Directors adopted a Code of Ethics which is applicable to the Chief Executive Officer, Chief Financial Officer and all other senior financial officers.  A copy of the Code of Ethics is attached as Appendix B to the Corporation’s Definitive Proxy Statement pursuant to Section 14(a) filed on March 20, 2008, SEC file reference number 333-86453.  In addition, the Board of Directors has adopted a code of ethics that applies to all of our employees, officers and directors.

COMMITTEES OF THE BOARD OF DIRECTORS

The Corporation has an Audit Committee the members of which are R. Steven Unverferth, Robert L. Dillhoff, and Robert L. Benroth (Chairman).  The Audit Committee was created and a written charter for the Audit Committee was adopted on August 8, 2000, and amended on February 15, 2005.  All of the members of the Audit Committee are (i) independent directors as defined in Nasdaq Stock Market Rule 4200(a)(15); (ii) meet the criteria for independence set forth in Rule 10A(m)(3) of the Securities Exchange Act of 1934; and (iii) have not participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years.  The Board of Directors has determined that Robert L. Benroth is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee has the sole authority to retain and dismiss the independent auditors and reviews their performance and independence with management.  The primary functions of the Audit Committee are to oversee: (i) the audit of the financial statements of the Corporation provided to the SEC, the Corporation’s shareholders and to the general public; (ii) the Corporation’s internal financial and accounting controls and processes; and (iii) the independent audit process.  The Audit Committee met a total of 4 times during the fiscal year ended December 31, 2008.  A copy of the Audit Committee Charter is attached as Appendix C to the Corporation’s Definitive Proxy Statement pursuant to Section 14(a) filed on March 20, 2008, SEC file reference number 333-86453.

The Corporation has a Nominating Committee, the members of which are Robert L. Dillhoff (Chairman), Robert L.Benroth, and H. Edward Rigel.  Each member of the Nominating Committee is independent within the meaning of applicable SEC and FINRA Rules.  The Nominating Committee was formed in 2003.  This Committee is responsible for reviewing the qualifications of potential candidates for the Board of Directors, including those potential candidates submitted by shareholders.  In addition, the Nominating Committee recommends to the Board of Directors candidates for election as directors at the Corporation’s annual meetings and candidates to fill vacancies on the Board of Directors.  United Bancshares does not have a formal policy regarding consideration of such recommendations, however, any recommendations received from shareholders will be evaluated in the same manner that potential nominees suggested by the Board of Directors are evaluated, as described below.  Shareholders may send director nomination recommendations to the Secretary of the Corporation at 100 South High Street, Columbus Grove, Ohio 45830.  The Nominating Committee met a total of 2 times during the fiscal year ended December 31, 2008.  The Nominating Committee has adopted a written charter.  The Nominating Committee Charter is not available on the Corporation’s website; however a copy of the Nominating Committee Charter is attached as Appendix D to the Corporation’s Definitive Proxy Statement pursuant to Section 14(a) on March 20, 2008, SEC file reference number 333-86453.

It is a policy of the Nominating Committee that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and have skills and expertise appropriate for the Corporation and serving the long-term interest of the Corporation’s shareholders. The Nominating Committee’s process for identifying and evaluating nominees is as follows: (1) in the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’

overall service to the Corporation during their term, including the number of meetings attended, level of participation, quality of performance, and any related party transactions with the Corporation during the applicable time period; and (2) in the case of new director candidates, the Nominating Committee first conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors.  The Nominating Committee may conduct an interview of a possible candidate and then meet to discuss and consider such candidates’ qualifications, including whether the nominee is independent for purposes of the FINRA Rules. It then selects a candidate for recommendation to the Board of Directors by majority vote.  In seeking potential nominees, the Nominating Committee uses its network of contacts and those who have expressed interest to compile a list of potential candidates.  To date, the Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. The Nominating Committee meets as many times as necessary to determine the nominees for the Board of Directors for the next annual meeting.

United Bancshares has a Compensation Committee, the members of which are David P. Roach, R. Steven Unverferth and Robert L. Dillhoff (Chairman).  Each member of the Compensation Committee is independent within the meaning of applicable FINRA Rules and non-employee directors within the meaning of Section 162 of the Internal Revenue Code and Rule 16b-3 under the Exchange Act.  The Compensation Committee is responsible for reviewing the compensation, performance and retention related issues with respect to the executive officers of United Bancshares.  The Compensation Committee does not have a charter.  In 2008, the Compensation Committee met 3 times.

The Compensation Committee of the Board of Directors is responsible for determining the compensation to be paid to the Corporation’s executive officers and for the performance review of the Chief Executive Officer, while the entire Board of Directors of the Corporation is responsible for developing the executive compensation principles, policies and programs for all of our executive officers. In establishing the final compensation for the named executive officers, the Compensation Committee proposes the compensation amounts to the Board of Directors, which makes any necessary changes to the compensation and gives final approval of the compensation.

Audit Committee Report

The Audit Committee of United Bancshares’ Board of Directors is responsible for providing independent, objective oversight of the Corporation’s accounting functions and internal controls.  The Audit Committee is composed of three directors, each of whom is independent within the meaning of applicable FINRA Rules.  The Audit Committee operates under a written charter approved by the Board of Directors.  A copy of the Audit Committee Charter is attached as Appendix C to the Corporation’s Definitive Proxy Statement pursuant to Section 14(a) filed on dated March 20, 2008, SEC file reference number 333-86453.

Management of the Corporation is responsible for the Corporation’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles.  The Corporation’s auditors are responsible for auditing those financial statements.  The Audit Committee’s responsibility is to monitor and review these processes.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management.  The Committee has also reviewed and discussed with Clifton Gunderson LLP, the Corporation’s independent auditors, the matters required to be discussed by SAS 61 (Statement on Auditing Standards), as may be modified or supplemented.  The Audit Committee also discussed with the independent auditors the overall quality of the Corporation’s accounting policies.

The Audit Committee also has received the written disclosures from the independent accountants regarding its independence within the meaning of the Securities Acts administered by the Securities and Exchange Commission and, as required, has discussed with Clifton Gunderson its independence.

Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC.

This report has been provided by the Audit Committee:

Robert L. Dillhoff

Robert L. Benroth

R. Steven Unverferth

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid by United Bancshares on a consolidated basis to the Chief Executive Officer and the Chief Financial Officer.  There were no other named executive officers whose total compensation exceeded $100,000 for the year ended December 31, 2008.

Name and Principal Position	Year	Salary($) (i)	Bonus($) (ii)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(iii)	All Other Compensation($) (iv)	Total ($)
Daniel W. Schutt, President and Chief Executive Officer of United Bancshares	2008 2007 2006	275,195 263,195 251,750	25,000 25,000 10,000	N/A	N/A	117,688 115,941 45,424	20,700(1) 21,232(3) 20,766(5)	438,583 425,368 327,940
Brian D. Young, Chief Financial Officer, EVP and Treasurer of United Bancshares	2008 2007 2006	155,000 144,000 136,500	20,000 18,000 6,000	N/A	N/A	1,514 1,348 1,063	15,750(2) 14,580(4) 12,775(6)	192,264 177,928 156,338

(1)

Includes $13,800 of discretionary contributions to the Corporation’s Employee Stock Ownership Plan , pursuant to the grant by the Board of Directors to all employees during 2008, and $6,900 of matching contributions pursuant to the terms of the Employee Stock Ownership Plan.

(2)

Includes $10,500 of discretionary contributions to the Corporation’s Employee Stock Ownership Plan , pursuant to the grant by the Board of Directors to all employees during 2008, and $5,250 of matching contributions pursuant to the terms of the Employee Stock Ownership Plan.

(3)

Includes $13,500 of discretionary contributions to the Corporation’s Employee Stock Ownership Plan , pursuant to the grant by the Board of Directors to all employees during 2007, and $7,732 of matching contributions pursuant to the terms of the Employee Stock Ownership Plan.

(4)

Includes $9,720 of discretionary contributions to the Corporation’s Employee Stock Ownership Plan, pursuant to the grant by the Board of Directors to all employees during 2007, and $4,860 of matching contributions pursuant to the terms of the Employee Stock Ownership Plan.

(5)

Includes $13,200 of discretionary contributions to the Corporation’s Employee Stock Ownership Plan, pursuant to the grant by the Board of Directors to all employees during 2006, and $7,566 of matching contributions pursuant to the terms of the Employee Stock Ownership Plan.

(6)

Includes $8,500 of discretionary contributions to the Corporation’s Employee Stock Ownership Plan, pursuant to the grant by the Board of Directors to all employees during 2006, and $4,275 of matching contributions pursuant to the terms of the Employee Stock Ownership Plan.

The total compensation package of executive officers of the Corporation includes (i) base salary, (ii) discretionary annual cash bonuses, (iii) deferred compensation, and (iv) other compensation, which includes discretionary and matching contributions to the Corporation’s Employee Stock Ownership Plan for the executives’ benefit and the Salary Continuation Agreements.

The Corporation has accrued $300,684 through December 31, 2008 relating to Mr. Schutt’s Executive Supplemental Income Agreement.  However, such amounts have not been funded and were not vested at the time of this report.

Executive officers also receive other employee benefits generally available to all employees of the Corporation, including participation in medical plans and the Employee Stock Purchase Plan.

Mr. Schutt is employed pursuant to an Employment Agreement dated January 14, 2005 and expiring January 13, 2010.  The employment agreement provides for an annual salary of at least $238,000 each year, that the Board of Directors may increase, plus a signing bonus of $25,000.  The employment agreement also provides for the amounts to be paid to Mr. Schutt pursuant to the Executive Supplemental Income Agreement, as well as certain termination payments described in the "Potential Payments on Termination or Change in Control" section below.  In addition, the Employment Agreement provides that in the event that Mr. Schutt is still employed on the expiration date of the contract, Mr. Schutt and the Corporation will enter into a Change in Control agreement, providing for certain payments to be made to Mr. Schutt on his termination within a year of any Change in Control within a certain time from the entering of the agreement.

Mr. Young is employed pursuant to an Agreement dated July 18, 2006, which does not have an ending date.  It also does not set a base salary, but provides for certain termination payments described in the "Potential Payments on Termination or Change in Control" section below.

Defined Benefit Plan Disclosure

Executive Supplemental Income Plan

The following table contains information related to our named executive officers’ participation in our non-qualified deferred compensation plan.

Non-qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Daniel W. Schutt, President and Chief Executive Officer of United Bancshares	N/A	117,688	N/A	N/A	300,684

Brian D. Young, Chief Financial Officer, EVP and Treasurer of United Bancshares	N/A	1,514	N/A	N/A	6,050

(1)

Such amounts have been expensed and are reflected as an accrued liability by the Corporation, but have not been funded.

The Union Bank Company sponsors supplemental income plans.  These non-qualified retirement plans benefit certain individuals designated by the Board of Directors of the Bank.  The supplemental income plans provide eligible individuals with supplemental retirement benefits, the amount of which is based upon the individual’s years of service with The Union Bank Company.  Currently, Mr. Schutt and Mr. Young are among those individuals who participate in the plans.  The formula by which benefits are determined is based upon age, years of service, age at retirement and actuarially determined variables.  Under his plan, Mr. Schutt’s annual retirement benefit, if he retires after reaching age 62, will be $40,000 per year for fifteen years.  However, as mentioned above, Mr. Schutt is not currently vested in his plan.  All of Mr. Schutt’s deferred income in his plan will be forfeited if he leaves the Corporation before he vests in the plan and no other triggering event (described below) takes place.  Under his plan, Mr. Young’s retirement benefit, if he retires at age 65, will be a lump sum distribution of approximately $144,000.   The current accrued values of the named executive’s plans are $300,684 and $6,050 for Mr. Schutt and Mr. Young, respectively.

Benefits under the supplemental income plan become payable when the designated individual’s employment terminates with The Union Bank Company due to normal retirement, early retirement, death or disability.

Potential Payments upon Termination or Change in Control

The employment agreements of the named executive officers, as well as the Chief Executive Officer’s Executive Supplemental Income Agreement, and the Chief Financial Officer’s Salary Continuation Agreement provide for payments and/or vesting of benefits under certain circumstances in connection with termination of employment and a change in control.  The triggering events for payments and vesting of benefits in the various agreements and plans are relatively common for agreements and plans of this nature, and are designed to provide for fair treatment of the participants under the various circumstances and to reasonably reward the participants for their loyalty and commitment to the Corporation.  The following section describes the potential payments and other benefits that would have been received by each named executive if there had been a change in control or other termination of their employment with the Corporation on the last day of 2008.

While the definition of change in control varies among our various agreements and plans, in general a "change in control" means a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation.

Daniel W. Schutt

Under the terms of Mr. Schutt’s employment agreement, he would have received no change in control payment as of the end of 2008.   Under Mr. Schutt’s Salary Continuation Agreement, in the event of a change in control at the end of 2008, Mr. Schutt would be entitled to receive annual payments of $40,000 for the 15 years after the change in control.

In the event that Mr. Schutt was terminated without cause at the end of 2008, Mr. Schutt would have been entitled to a lump sum payment equal to his base salary through the end of the term of the employment agreement, equal to $291,000 and no other payments under either employment agreement or his Salary Continuation Agreement.

In the event that Mr. Schutt left the employment of the Corporation for any other reason (including death, disability, retirement, termination for cause, or resignation) at the end of 2008, he would only have been entitled to compensation through the last date of the employment under his employment agreement.  Under his Salary Continuation Agreement, because Mr. Schutt was not 62 years of age at the end of 2008, in the event that he left the employment of the Corporation for any of these reasons, other than disability or death, he would have been entitled to no payments.

Under his Salary Continuation Agreement, in the event that Mr. Schutt became disabled at the end of 2008, he would be entitled to aggregate payments equal to $300,684 paid in 180 consecutive equal monthly installments beginning 30 days after his separation of service due to the disability.

In the event that Mr. Schutt died at the end of 2008, under his Salary Continuation Agreement, his beneficiaries would have been entitled to receive annual payments of $40,000 for the 15 years after Mr. Schutt’s termination of employment.

Brian D. Young

Under the terms of Mr. Young’s employment agreement, if a change in control were to have occurred at the end of 2008, Mr. Young would have been entitled to the lesser of $405,000 (2.5 times his base salary as the date of the change of control), or one dollar less than the largest amount that could be paid to him without the payment qualifying as a "parachute payment" under Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended.  The Corporation would have had to make the payment within 15 days of the change in control.  The Corporation would also have to pay the premiums for Mr. Young’s COBRA insurance for one year following the termination.

Also, in the event that Mr. Young’s employment was terminated in connection with the change in control, he also would be entitled to the entire amount accrued under his Salary Continuation Agreement, or $6,050 to be paid within 90 days from the change in control.

In the event that Mr. Young was terminated without cause, or resigned due to (a) a material diminution of his duties, responsibilities, compensation or benefits, (b) a reduction in his base salary, (c) a required relocation of more than 20 miles from Columbus Grove, Ohio, or (d) a disagreement as to the strategic plan of the Corporation, Mr. Young would be entitled to the same benefits as if a change in control happened.  In addition, in such event, Mr. Young would have been entitled to a payment of $6,050 (the amount accrued under the Salary Continuation Agreement).

In the event that Mr. Young was terminated for cause, Mr. Young would be entitled to payment of his base salary through the end of his employment, and no further payments.

In the event that Mr. Young voluntarily resigned other than for the reasons listed above, or was disabled at the end of 2008, he would be entitled to payment of his base salary through the end of his employment, and would be entitled to a payment of $6,050 (the amount accrued under the Salary Continuation Agreement).

In the event that Mr. Young’s employment with the Corporation terminated due to death at the end of 2008, his beneficiaries would be entitled to the payment of his base salary through the end of his employment, and would be entitled to a payment of approximately $144,000.

Compensation of the Outside Directors

The following table contains information concerning the compensation earned in 2008 by the Corporation’s directors.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
Robert L. Benroth	19,700(1)		19,700
Robert L. Dillhoff	18,200(2)		18,200
James N. Reynolds	22,200(3)	50,000	72,200
H. Edward Rigel	17,200(4)		17,200
David P. Roach	17,200(4)		17,200
Daniel W. Schutt	-		-
R. Steven Unverferth	17,200(4)		17,200

(1)

Constitutes $10,000 in compensation for service on the Board of Directors of the Corporation, $2,500 in compensation for service as Chairman of the Audit Committee, and $7,200 for service on the Board of Directors of The Union Bank Company.

(2)

Constitutes $10,000 in compensation for service on the Board of Directors of the Corporation, $1,000 in compensation for service as Chairman of the Nomination and Compensation Committees, and $7,200 for service on the Board of Directors of The Union Bank Company.

(3)

Constitutes $10,000 in compensation for service on the Board of Directors of the Corporation, $5,000 in compensation for service as Chairman of the Board, and $7,200 for service on the Board of Directors of The Union Bank Company.

(4)

Constitutes $10,000 in compensation for service on the Board of Directors of the Corporation and $7,200 for service on the Board of Directors of The Union Bank Company.

The Corporation’s directors receive up to $10,000 annual compensation for their service on the Board of Directors of United Bancshares and up to $7,200 for their service on the Corporation’s wholly owned subsidiary The Union Bank Company.  Additionally, the Chairman of the Board receives $5,000, the Chairman of the Audit Committee receives up to $2,500, the Chairman of the Nominating Committee receives up to $500.00 and the Chairman of the Compensation Committee receives up to $500.00 for their service in these positions.  Inside directors are not compensated for their services as directors beyond their salaries received from United Bancshares or its subsidiaries.

As a result of its 2000 acquisition of the Bank of Leipsic (“Leipsic”), The Union Bank Company, the Corporation’s wholly owned subsidiary, has an agreement to provide retirement benefits to Mr. Reynolds, who previously served as the President of Leipsic.  Under the agreement $50,000 is paid per year till 2021.  At December 31, 2008 the net present value (based on the 7% discount rate) of future deferred compensation payments amounted to approximately $429,000.

Mr. Roach holds the only options currently outstanding.  Mr. Roach may tender his 12,006 remaining outstanding options (average exercise price of $9.66 per share, issued in May of 1998 and 2000) under the pyramiding transactions exercise method.  As of December 31, 2008, the options had no value, since the Corporation’s shares traded under the exercise price.

INDEPENDENT PUBLIC ACCOUNTANTS

The principal accountant selected by the Board of Directors for the current year is Clifton Gunderson LLP, 1400 Edison Plaza, 300 Madison Avenue, Toledo, Ohio 43604.  A representative of the principal accountant will be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Clifton Gunderson for professional services rendered for the annual audit of the Corporation’s consolidated financial statements for the 2008 and 2007 fiscal years and the reviews of the consolidated financial statements included in the Corporation’s Quarterly Reports on Form 10-Q were $109,660 in 2008 and $108,200 in 2007.

Audit-Related Fees

The aggregate fees billed by Clifton Gunderson for assurance and related services that are reasonably related to the performance of the audit of the Corporation’s financial statements and not reported under “Audit Fees” were $14,700 for 2008 and $13,500 for 2007.  The services for the fees disclosed under this category relate to the audit of the Corporation’s ESOP benefit plan in 2008 and 2007.

Tax Fees

There were no aggregate fees billed by Clifton Gunderson for professional services rendered for miscellaneous tax matters in 2008 and 2007.

All Other Fees

There were no other fees of Clifton Gunderson not included in “Audit Fee,” “Audit-Related Fees” or “Tax Fees” for the two most recent fiscal years.

As required by the Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for the approval of all audit and permitted non-audit services performed by the independent public accountants for the Corporation.  The entire Audit Committee is responsible for deciding to engage its independent auditor, and determines whether to approve all audit and permitted non-audit services performed by the independent accountants.  As such, no other pre-approval policies or procedures are currently in place. The Audit Committee approved 100% of the audit services performed by Clifton Gunderson.  There were no non-audit services provided by Clifton Gunderson to the Corporation in 2008 and 2007.

2010 ANNUAL MEETING

In order for any shareholder proposal for the 2010 Annual Meeting of Shareholders to be eligible for inclusion in the Corporation’s proxy statement relating to that meeting and to be presented for shareholder action at that meeting, it must be received by the Secretary of the Corporation at 100 South High Street, Columbus Grove, Ohio 45830, prior to November 20, 2009.  The form of proxy distributed by the Corporation with respect to the 2010 Annual Meeting of Shareholders may include discretionary authority to vote on any matter which is presented to the shareholders at the meeting if the Corporation does not receive notice of that matter at the above address prior to February 5, 2010.

OTHER MATTERS

The Board of Directors does not know of any other business to be presented at the Annual Meeting and does not intend to bring other matters before the Annual Meeting.  However, if other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Corporation.

DOCUMENTS INCORPORATED BY REFERENCE

Certain financial and other information required to be disclosed in connection with Proposal 2 is incorporated by reference to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 to be filed before March 31, 2009.

By order of the Board of Directors

Daniel W. Schutt

President and Chief Executive Officer

APPENDIX A

PROPOSED AMENDMENT TO

ARTICLES OF INCORPORATION OF UNITED BANCSHARES, INC.

ARTICLE IV

(A)  The maximum number of shares of Common Stock which the Corporation is authorized to have outstanding is Ten Million (10,000,000) shares, all of which shall be without par value.

(B)  The maximum number of Preferred Stock which the Corporation is authorized to have outstanding is Seven-Hundred Fifty Thousand (750,000) shares, all of which shall be without par value.  The Board of Directors is hereby authorized, subject to the limitations prescribed by law or the provisions of this Article IV, by filing articles of amendment pursuant to the applicable laws of the State of Ohio, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series and to fix the designations, powers and preferences and rights of the shares of each such series and qualifications, limitations or restrictions thereof.  The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following:

(i) the number of shares constituting that series and the distinct designation of that series;

(ii) the dividend rate, if any, on such shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends or other distributions on shares of that series;

(iii) whether that series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for the adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) whether the shares of that series shall be redeemable or exchangeable, and, if so, the terms and conditions of such redemption or exchange, including the date or dates upon or after which they shall be redeemable or exchangeable, and the amount per share payable in case of redemption or exchange, which amount may vary under different conditions and at different redemption or exchange rates;

(vi) whether that series shall have a sinking fund for redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(viii) any other relative rights, preferences and limitations of that series.

APPENDIX B

TARP Capital Purchase Program

Senior Preferred Stock and Warrants

Summary of Senior Preferred Terms

Issuer:

Qualifying Financial Institution (“QFI”) means (i) any U.S. Bank or U.S. savings association not controlled by a Bank Holding Company (“BHC”) or Savings and Loan Company (“SLHC”); (ii) any top-tier U.S. BHC, (iii) any top-tier U.S. SLHC which engages solely or predominately in activities that are permitted for financial holding companies under relevant law; and (iv) any U.S. bank or U.S. savings association controlled by a U.S. SLHC that does not engage solely or predominately in activities that are permitted for financial holding companies under relevant law.  QFI shall not mean any BHC, SLHC, bank or savings association controlled by a foreign bank or company.  For purposes of this program, “U.S. bank”, “U.S. savings association”, “U.S. BHC” and “U.S. SLHC” means a bank, savings association, BHC or SLHC organized under the laws of the United States or any State of the United States, Puerto Rico, Northern Mariana Islands, Guam, American Samoa, or the Virgin Islands.  The United States Department of the Treasury will determine eligibility and allocation for QFIs after consultation with the appropriate Federal banking agency.

Initial Holder:	United States Department of the Treasury (the “UST”).

Size:	QFIs may sell preferred to the UST subject to the limits and terms described below.

Each QFI may issue an amount of Senior Preferred equal to not less than 1% of its risk-weighted assets and nor more than the lessor of (i) $25 billion and (ii) 3% of its risk-weighted assets.

Security:

Senior Preferred, liquidation preference $1,000 per share.  (Depending upon the QFI’s available authorized preferred shares, the UST may agree to purchase Senior Preferred with a higher liquidation preference per share, in which case the UST may require the QFI to appoint a depository to hold the Senior Preferred and issue depositary receipts.)

Ranking:	Senior to common stock and pari passu with existing preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.

Regulatory Capital Status:	Tier 1.

Term:	Perpetual life.

Dividend:

The Senior Preferred will pay cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of this investment and thereafter at a rate of 9% per annum.  For Senior Preferred issued by banks which are not subsidiaries of holding companies, the Senior Preferred will pay non-cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of this investment and thereafter at a rate of 9% per annum.  Dividends will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year.

Redemption:

Senior Preferred may not be redeemed for a period of three years from the date of this investment, except with the proceeds form a Qualified Equity Offering (as defined below) which results in aggregate gross proceeds to the QFI of not less than 25% of the issue price of the Senior Preferred.  After the third anniversary of the date of this investment, the Senior Preferred may be redeemed, in whole or in part, at any time and from time to time, at the option of the QFI.  All redemptions of the Senior Preferred shall be at 100% of its issue price, plus (i) in the case of cumulative Senior Preferred, any accrued and unpaid dividends and (ii) in the case of noncumulative Senior Preferred, accrued and unpaid dividends for the then current dividend period (regardless of whether any dividends are actually declared for such dividend period), and shall be subject to the approval of the QFI’s primary federal bank regulator.

“Qualified Equity Offering” shall mean the sale by the QFI after the date of this investment of Tier 1 qualifying perpetual preferred stock or common stock for cash.

Following the redemption in whole of the Senior Preferred held by the UST, the QFI shall have the right to repurchase any other equity security of the QFI held by the UST at fair market value.

Restrictions on Dividends:

For as long as any Senior Preferred is outstanding, no dividends may be declared or paid on junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares (other than in the case of pari passu preferred shares, dividends on a pro rata basis with the Senior Preferred), nor may the QFI repurchase or redeem any junior preferred shares, preferred shares ranking pari passu with the Senior Preferred or common shares, unless (i) the case of cumulative Senior Preferred all accrued and unpaid dividends for all past dividend periods on the Senior Preferred are fully paid or (ii) in the case of non-cumulative Senior Preferred the full dividend for the latest completed dividend period has been declared and paid in full.

Common dividends:

The UST’s consent shall be required for any increase in common dividends per share until the third anniversary of the date of this investment unless prior to such third anniversary the Senior Preferred is redeemed in whole or the UST has transferred all of the Senior Preferred to third parties.

Repurchases:

The UST’s consent shall be required for any share repurchases (other than (i) repurchases of the Senior Preferred and (ii) repurchases of junior preferred shares or common shares in connection with any benefit plan in the ordinary course of business consistent with past practice) until the third anniversary the Senior Preferred is redeemed in whole or the UST has transferred all of the Senior Preferred to third parties.  In addition, there shall be no share repurchases of junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares if prohibited as described above under “Restrictions on Dividends”.

Voting rights:

The Senior Preferred shall be non-voting, other than class voting rights on (i) any authorization of issuance of shares ranking senior to the Senior Preferred, (ii) any amendment to the rights of Senior Preferred, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Senior Preferred.

If dividends on the Senior Preferred are not paid in full for six dividend periods, whether or not consecutive, the Senior Preferred will have the right to elect 2 directors.  The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

Transferability:

The Senior Preferred will not be subject to any contractual restrictions on transfer. The QFI will file a shelf registration statement covering the Senior Preferred as promptly as practicable after the date of this investment and, if necessary, shall take all action required to cause such shelf registration statement to be declared effective as soon as possible.  The QFI will also grant to the UST piggyback registration rights for the Senior Preferred and will take such other steps as may be reasonably requested to facilitate the transfer of the Senior Preferred including, if requested by the UST, using reasonable efforts to list the Senior Preferred on a national securities exchange.  If requested by the UST, the QFI will appoint a depositary to hold the Senior Preferred and issue depositary receipts.

Executive Compensation:

As a condition to the closing of this investment, the QFI and its senior executive officers covered by the EESA shall modify or terminate all benefit plans, arrangements and agreements (including golden parachute agreements) to the extent necessary to be in compliance with, and following the closing and for so long as UST holds any equity or debt securities of the QFI, the QFI shall agree to be bound by, the executive compensation and corporate governance requirements of Section 111 of the EESA and any guidance or regulations issued by the Secretary of the Treasury on or prior to the date of this investment to carry out the provisions of such subsection.  As an additional condition to closing, the QFI and its senior executive officers covered by the EESA shall grant to the UST a waiver releasing the UST from any claims that the QFI and such senior executive officers may otherwise have as a result of the issuance of any regulations which modify the terms of benefits plans, arrangements and agreements to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of Section 111 of the EESA and any guidance or regulations issued by the Secretary of the Treasury on or prior to the date of this investment to carry out the provisions of such subsection.

Summary of Warrant Terms

Warrant:

The UST will receive warrants to purchase a number of shares of common stock of the QFI having an aggregate market price equal to 15% of the Senior Preferred amount on the date of investment, subject to reduction as set forth below under “Reduction”.  The initial exercise price for the warrants, and the market price for determining the number of shares of common stock subject to the warrants, shall be the market price for the common stock on the date of the Senior Preferred investment calculated on a 20-trading day trailing average), subject to customary anti-dilution adjustments. The exercise price shall be reduced by 15% of the original exercise price on each six-month anniversary of the issue date of the warrants if the consent of the QFI stockholders described below has not been received, subject to a maximum reduction of 45% of the original exercise price.

Term:	10 years

Exercisability:	Immediately exercisable, in whole or in part

Transferability:

The warrants will not be subject to any contractual restrictions on transfer; provided that the UST may only transfer or exercise an aggregate of one-half of the warrants prior to the earlier of (i) the date on which the QFI has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred from one or more Qualified Equity Offerings and (ii) December 31, 2009.  The QFI will file a shelf registration statement covering the warrants and the common stock underlying the warrants as promptly as practicable after the date of this investment and, if necessary, shall take all action required to cause such shelf registration statement to be declared effective as soon as possible.  The QFI will also grant to the UST piggyback registration rights for the warrants and the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants and the common stock underlying the warrants.  The QFI will apply for the listing on the national exchange of which the QFI’s common stock is traded of the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants or the common stock.

Voting:	The UST will agree not to exercise voting power with respect to any shares of common stock of the QFI issued to it upon exercise of the warrants.

Reduction:

In the event that the QFI has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred from one or more Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of common stock underlying the warrants then held by the UST shall be reduced by a number of shares equal to the product of (i) the number of shares originally underlying the warrants (taking into account all adjustments) and (ii) 0.5.

Consent:

In the event that the QFI does not have sufficient available authorized shares of common stock to reserve for issuance upon exercise of the warrants and/or stockholder approval is required for such issuance under applicable stock exchange rules, the QFI will call a meeting of its stockholders as soon as practicable after the date of this investment to increase the number of authorized shares of common stock and/or comply with such exchange rules, and to take any other measures deemed by the UST to be necessary to allow the exercise of warrants into common stock.

Substitution:

In the event the QFI is no longer listed or traded on a national securities exchange or securities association, or the consent of the QFI stockholders described above has not been received within 18 months after the issuance date of the warrants, the warrants will be exchangeable, at the option of the UST, for senior term debt or another economic instrument or security of the QFI such that the UST is appropriately compensated for the value of the warrant, as determined by the UST.

Using a black ink pen, mark your votes with an X as shown in this example.  Please do not write outside the designated areas.  [X]

Annual Meeting Proxy Card Common

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

A  Election of Directors -- The Board of Directors recommends a vote FOR the following nominees.

1. Election of Directors
01- Robert L. Benroth	For Withhold [ ] [ ]	02 - H. Edward Rigel	For Withhold [ ] [ ]	03 - R. Steven Unverferth	For Withhold [ ] [ ]

04 - Robert L. Dillhoff	For Withhold [ ] [ ]	05 - David P. Roach	For Withhold [ ] [ ]	06 - James N. Reynolds	For Withhold [ ] [ ]

07 - Daniel W. Schutt	For Withhold [ ] [ ]

B  Amendment to the Articles of Incorporation to authorize a new class of Preferred Stock - The Board of Directors recommends a vote FOR the following amendment to the Articles of Incorporation.

RESOLVED, that Article IV of the Amended and Restated Articles of Incorporation of United Bancshares, Inc. be amended by deleting the current Article IV and replacing it with the form of Article IV set forth in Appendix A to the Proxy Statement dated March 20, 2009.

____ FOR

____ AGAINST

____ ABSTAIN

C  Non-Voting Items

Change of Address -- Please print your new address below.

D  Authorized Signatures -- This section must be completed for your vote to be counted.  -- Date and Sign Below

Note:  Please sign your name(s) EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY.  ALL JOINT HOLDERS MUST SIGN.  When signing as Attorney, Trustee, Executor, Administrator, Guardian or Common Officer, please provide your FULL TITLE.

Date (mm/dd/yyyy) - Please print date below      Signature 1 - Please keep signature within the box     Signature 2 - Please keep signature within the box

__________________________________         _______________________________________        ____________________________________

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

Proxy -- United Bancshares, Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- APRIL 22, 2009

The undersigned having received notice of the Annual Meeting of Shareholders of United Bancshares, Inc., Columbus Grove, Ohio to be held at 7:00 p.m., April 22, 2009, hereby designates and appoints the Proxy Committee of the Board of Directors, as attorney and proxy for the undersigned, with full power of substitution, to vote for and in the name of the undersigned all shares of the common stock of United Bancshares, Inc., which the undersigned is entitled to vote at such Annual Meeting of Shareholders or at any adjournments thereof, such Trustees being directed to vote as specified below on the following proposals and, in their discretion, on any other business that may properly come before the Annual Meeting or any adjournments thereof, including a proposal to adjourn the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is given, the proxy will be voted FOR the proposals.

This Proxy is solicited by the Board of Directors.  The Board of Directors recommends a FOR vote on the proposals.

THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS

OF UNITED BANCSHARES, INC.

ALL FORMER PROXIES ARE HEREBY REVOKED

Please complete, sign, date and promptly mail this proxy in the enclosed postage paid envelope.

Using a black ink pen, mark your votes with an X as shown in this example.  Please do not write outside the designated areas.  [X]

Annual Meeting Proxy Card Broker

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

A  Election of Directors -- The Board of Directors recommends a vote FOR the following nominees.

1. Election of Directors
01- Robert L. Benroth	For Withhold [ ] [ ]	02 - H. Edward Rigel	For Withhold [ ] [ ]	03 - R. Steven Unverferth	For Withhold [ ] [ ]

04 - Robert L. Dillhoff	For Withhold [ ] [ ]	05 - David P. Roach	For Withhold [ ] [ ]	06 - James N. Reynolds	For Withhold [ ] [ ]

07 - Daniel W. Schutt	For Withhold [ ] [ ]

B  Amendment to the Articles of Incorporation to authorize a new class of Preferred Stock - The Board of Directors recommends a vote FOR the following amendment to the Articles of Incorporation.

RESOLVED, that Article IV of the Amended and Restated Articles of Incorporation of United Bancshares, Inc. be amended by deleting the current Article IV and replacing it with the form of Article IV set forth in Appendix A to the Proxy Statement dated March 20, 2009.

____ FOR

____ AGAINST

____ ABSTAIN

C  Non-Voting Items

Change of Address -- Please print your new address below.

D  Authorized Signatures -- This section must be completed for your vote to be counted.  -- Date and Sign Below

Note:  Please sign your name(s) EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY.  ALL JOINT HOLDERS MUST SIGN.  When signing as Attorney, Trustee, Executor, Administrator, Guardian or Common Officer, please provide your FULL TITLE.

Date (mm/dd/yyyy) - Please print date below

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

__________________________________           ______________________________________         ____________________________________

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

Proxy -- United Bancshares, Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- APRIL 22, 2009

The undersigned having received notice of the Annual Meeting of Shareholders of United Bancshares, Inc., Columbus Grove, Ohio to be held at 7:00 p.m., April 22, 2009, hereby designates and appoints the Proxy Committee of the Board of Directors, as attorney and proxy for the undersigned, with full power of substitution, to vote for and in the name of the undersigned all shares of the common stock of United Bancshares, Inc., which the undersigned is entitled to vote at such Annual Meeting of Shareholders or at any adjournments thereof, such Trustees being directed to vote as specified below on the following proposals and, in their discretion, on any other business that may properly come before the Annual Meeting or any adjournments thereof, including a proposal to adjourn the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is given, the proxy will be voted FOR the proposals.

This Proxy is solicited by the Board of Directors.  The Board of Directors recommends a FOR vote on the proposals.

THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS

OF UNITED BANCSHARES, INC.

ALL FORMER PROXIES ARE HEREBY REVOKED

Please complete, sign, date and promptly mail this proxy in the enclosed postage paid envelope.

Using a black ink pen, mark your votes with an X as shown in this example.  Please do not write outside the designated areas.  [X]

Annual Meeting Proxy Card ESOP

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

A  Election of Directors -- The Board of Directors recommends a vote FOR the following nominees.

1. Election of Directors
01- Robert L. Benroth	For Withhold [ ] [ ]	02 - H. Edward Rigel	For Withhold [ ] [ ]	03 - R. Steven Unverferth	For Withhold [ ] [ ]

04 - Robert L. Dillhoff	For Withhold [ ] [ ]	05 - David P. Roach	For Withhold [ ] [ ]	06 - James N. Reynolds	For Withhold [ ] [ ]

07 - Daniel W. Schutt	For Withhold [ ] [ ]

B  Amendment to the Articles of Incorporation to authorize a new class of Preferred Stock - The Board of Directors recommends a vote FOR the following amendment to the Articles of Incorporation.

RESOLVED, that Article IV of the Amended and Restated Articles of Incorporation of United Bancshares, Inc. be amended by deleting the current Article IV and replacing it with the form of Article IV set forth in Appendix A to the Proxy Statement dated March 20, 2009.

____ FOR

____ AGAINST

____ ABSTAIN

C  Non-Voting Items

Change of Address -- Please print your new address below.

D  Authorized Signatures -- This section must be completed for your vote to be counted.  -- Date and Sign Below

Note:  Please sign your name(s) EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY.  ALL JOINT HOLDERS MUST SIGN.  When signing as Attorney, Trustee, Executor, Administrator, Guardian or Common Officer, please provide your FULL TITLE.

Date (mm/dd/yyyy) - Please print date below      Signature 1 - Please keep signature within the box     Signature 2 - Please keep signature within the box

___________________________________        ______________________________________          ____________________________________

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

Proxy -- United Bancshares, Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- APRIL 22, 2009

The undersigned having received notice of the Annual Meeting of Shareholders of United Bancshares, Inc., Columbus Grove, Ohio to be held at 7:00 p.m.,  April  22,  2009, hereby designates and appoints the Proxy Committee of the Board of Directors, as attorney and proxy for the undersigned, with full power of substitution, to vote for and in the name of the undersigned all shares of the common stock of United Bancshares, Inc., which the undersigned is entitled to vote at such Annual Meeting of Shareholders or at any adjournments thereof, such Trustees being directed to vote as specified below on the following proposals and, in their discretion, on any other business that may properly come before the Annual Meeting or any adjournments thereof, including a proposal to adjourn the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is given, the proxy will be voted FOR the proposals.

This Proxy is solicited by the Board of Directors.  The Board of Directors recommends a FOR vote on the proposals.

THIS PROXY SOLICITED BY THE TRUSTEES

OF THE UNITED BANCSHARES, INC.

RESTATED EMPLOYEE STOCK OWNERSHIP PLAN

ALL FORMER PROXIES ARE HEREBY REVOKED

Please complete, sign, date and promptly mail this proxy in the enclosed postage paid envelope.